UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2015

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

February 23, 2015

(i)

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On February 23, 2015, the Company entered into a new Executive Employment Agreement with Harvey L. Schnitzer, Chief Operating Officer (“COO”), with an effective date of December 31, 2014 (“Schnitzer Agreement”). Mr. Schnitzer joined Lapolla on in April 5, 2012 as COO. Before joining Lapolla, he held positions as chief operating officer, chief financial officer, and executive vice president at Energy Maintenance Services Group I, LLC (EMS), a private equity-backed oil and gas services company, from 2003 to 2011. Mr. Schnitzer earned his Bachelor of Science degree in Accounting from Fairleigh Dickenson University in Madison, New Jersey, and Executive MBA from Loyola College in Baltimore, Maryland. He has completed MIT Executive Education in Negotiation and Managing Change in a Complex Organization. Mr. Schnitzer is a certified public accountant. Mr. Schnitzer is 56 years old. No familial relationships exist between Mr. Schnitzer and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Pursuant to the Schnitzer Agreement, Mr. Schnitzer will continue to serve as COO for a term commencing on December 31, 2014 and ending December 31, 2017 (the “Employment Term”). In addition, Mr. Schnitzer is entitled to: (i) an annual base salary of $250,000, which will automatically increase by $25,000 for the 2016 calendar year if the Company achieves its budgeted earnings before interest, taxes, depreciation, amortization, and share based compensation (“Adjusted EBITDA”); (ii) annual bonus equal to 25% of his annual base salary if the Company achieves its budgeted Adjusted EBITDA per calendar year, which annual bonus may be increased to 30%, 35%, or more than 35% in the CEO’s discretion, of his annual base salary if the Company achieves 110%, 120%, or more than 120%, respectively, of its budgeted Adjusted EBITDA; (iii) transaction bonus, subject to certain limitations, upon consummation of a change in control if he is still employed at the time or in the event his employment is terminated within one year immediately preceding the consummation of a change in control; (iv) medical, dental, life insurance, and disability benefits; (v) auto allowance of $800.00 per month; (vi) eight months of his annual base salary for termination due to death or disability; (vii) eight months of his annual base salary, awards and medical and dental benefits and the transaction bonus in the event of voluntary termination by the Company or by him for good reason; and (viii) the annual base salary that would be payable over the remaining term of his agreement and any outstanding awards or other benefits held by him under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable in the event of termination following a change in control. Mr. Schnitzer is also entitled to earn awards under equity or other plans or programs that the Company, in its discretion, determine to put into effect and to participate in compensation and benefit programs offered by the Company to its executive officers. The Schnitzer Agreement also provides for a non-competition provision for the Employment Term and for a period of twelve months after the termination of Mr. Schnitzer’s employment.

The foregoing summary of the Schnitzer Agreement is not complete and qualified in its entirety by reference to the full text of the agreement filed as an exhibit to this current report and incorporated herein by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Executive Employment Agreement dated February 23, 2015 between Harvey L. Schnitzer and Lapolla Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2015	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Executive Employment Agreement dated February 23, 2015 between Harvey L. Schnitzer and Lapolla Industries, Inc.

3